UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12
SureWest Communications

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUREWEST COMMUNICATIONS
200 Vernon Street
Roseville, California 95678

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of SureWest Communications to be held at the Company’s facility at 8150 Industrial Avenue, Building A, Roseville, California, on Thursday, May 10, 2007 at 10:00 a.m.

As we do at each annual meeting of our shareholders, officers will present reports on the various activities of SureWest Communications and its subsidiaries, and about our financial performance. At the meeting, you will be deciding who will serve as the Company’s directors until the next annual meeting. The Board of Directors recommends that you vote your shares in favor of the election of directors identified as nominees in the Proxy Statement. Shareholders may vote one of three ways:

•	By Mail: Fill in, date and mail your proxy card.

•	By Telephone: Call (800) 776-9437

•	By Internet: Go to www.amstock.com to vote on the internet

Your vote is important, and whether or not you plan to attend the meeting, I hope you will vote as soon as possible.

We encourage you to help us save costs by looking carefully at page 2 of the Proxy Statement on which we describe the process by which we can reduce the number of copies of proxy materials sent to the same address.

Thank you for your continued support.

Sincerely yours,
KIRK C. DOYLE
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ANNUAL MEETING OF SHAREHOLDERS
VOTING RIGHTS
Voting
Shareholders of Record and “Street Name” Holders
SureWest KSOP Participants
Voting Electronically via the Internet or by Telephone
Voting Changes
Ways to Reduce the Number of Copies of Our Proxy Materials You Receive
Electronic Access to Proxy Materials and Annual Reports
ELECTION OF DIRECTORS
Information Regarding Directors’ Meetings and Committees
CORPORATE GOVERNANCE
Corporate Governance Guidelines
Director Attendance at Annual Meetings
Contacting the Board of Directors
Director Nomination Process
Director Independence
Code of Conduct
Related Party Transactions Policies and Procedures
Corporate Governance Documents
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BENEFICIAL OWNERSHIP TABLE
Section 16(a) Beneficial Ownership Reporting Compliance
EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
Compensation Committee Report
Compensation Paid to Executive Officers
SUMMARY COMPENSATION TABLE
Employment Agreement with Steven C. Oldham
Grants of Plan-Based Awards Table
GRANTS OF PLAN-BASED AWARDS
2000 Equity Incentive Plan
1999 Restricted Stock Bonus Plan
Outstanding Equity Awards at Fiscal Year-End
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option Exercises and Stock Vested
Pension Benefits
Potential Payment on Termination or Change in Control
Separation
Individual Employment Agreements
Change in Control
Death or Disability
Director Compensation
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COST OF SOLICITATION
OTHER MATTERS
SUBMISSION OF SHAREHOLDER PROPOSALS

SUREWEST COMMUNICATIONS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To The Shareholders:

The Annual Meeting of Shareholders of SureWest Communications (hereinafter called the Company) will be held at the Company’s facility at 8150 Industrial Avenue, Building A, Roseville, California, on Thursday, May 10, 2007 at 10:00 a.m., for the following purposes:

1. To elect a Board of seven (7) Directors; and

2. To transact such other business as may properly come before the meeting.

Only shareholders of record on the books of the Company as of 5:00 p.m., March 23, 2007 will be entitled to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

DARLA J. YETTER
Secretary

SHAREHOLDERS WHO CANNOT ATTEND IN PERSON ARE REQUESTED TO VOTE
AS PROMPTLY AS POSSIBLE. YOU MAY VOTE OVER THE INTERNET, AS WELL
AS BY TELEPHONE OR BY MAILING THE ENCLOSED PROXY CARD.

Roseville, California,
March 30, 2007.

SUREWEST COMMUNICATIONS
200 Vernon Street
Roseville, California 95678
March 30, 2007

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SureWest Communications (hereinafter called the Company) to be used at the Annual Meeting of Shareholders to be held at the Company’s facility at 8150 Industrial Avenue, Building A, Roseville, California on May 10, 2007 at 10:00 a.m., or any adjournment thereof, for the purposes set forth in the foregoing notice. Any shareholder may revoke his or her proxy at any time prior to its use by written communication to the Secretary of the Company or by attendance at the Annual Meeting and voting in person.

The approximate date of mailing to shareholders of the Notice of Annual Meeting and this Proxy Statement is March 30, 2007.

VOTING RIGHTS

Voting

The Company has only one class of voting security, its Common Stock, entitled to one vote per share and, as explained below, to cumulative voting in the election of Directors. Only shareholders of record at 5:00 p.m. on March  23, 2007, will be entitled to vote at the Annual Meeting. As of the close of business on March 1, 2007, there were 14,464,612 shares of the Company’s Common Stock outstanding.

Shares cannot be voted at the meeting unless the owner is present or represented by proxy. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the shareholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained.

In voting for Directors, each shareholder is entitled to vote his shares for as many persons as there may be Directors to be elected, to accumulate his votes and give one nominee votes equal to the number of Directors multiplied by the number of shares of stock owned by him or to distribute his votes upon the same principle among as many nominees as he thinks fit. The seven candidates for election as Directors at the Annual Meeting of Shareholders who receive the highest number of affirmative votes will be elected. The approval of any other matters submitted for shareholder approval at the Annual Meeting will require the affirmative vote of a majority of the shares of the Company present or represented and entitled to vote at the meeting.

Shareholders of Record and “Street Name” Holders

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you are still considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly, but instead must vote in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

SureWest KSOP Participants

If you hold any shares in the SureWest KSOP, your completed proxy card or internet proxy vote will serve as voting instructions to the plan trustee. However, your voting instructions must be received by the date prescribed by the plan trustee in order to count. In accordance with the terms of the plan, the trustee will vote all of the shares held in the plan in proportion as the actual proxy votes timely submitted by plan participants.

Voting Electronically via the Internet or by Telephone

Shareholders whose shares are registered directly with American Stock Transfer & Trust Company (“AST”) may vote either via the Internet or by calling AST. Specific instructions to be followed by any registered shareholder interested in voting via Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder. If your shares are held in “street name” and are registered in the name of a brokerage firm or nominee, you may be able to vote your shares electronically over the Internet or by telephone by following the instructions provided to you.

Voting Changes

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting of Shareholders by sending written notice of revocation to the Secretary of the Company, submitting a new, proper proxy by telephone, internet or paper ballot after the date of the revoked proxy, or attending the Annual Meeting and voting in person. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. Beneficial owners of shares may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or nominee and present it to the inspector of elections with your ballot when you vote at the meeting. If you are a participant in the SureWest KSOP, you may only submit a proxy vote as described above, and you may not vote your SureWest KSOP shares in person at the Annual Meeting.

Ways to Reduce the Number of Copies of Our Proxy Materials You Receive

Under rules adopted by the Securities and Exchange Commission (“SEC”), the Company is permitted to deliver a single copy of the Proxy Statement and Annual Report to shareholders sharing the same address. This process, called householding, allows for the reduction of the number of copies of these materials printed and mailed and helps us save costs.

If you share the same last name and address with other Company shareholders and would like to start or stop householding for your account, you can call (916) 786-1831 or write to us at P.O. Box 969, Roseville, California 95661, Attn: Investor Relations, including your name, the name of your broker or other holder of record and your account numbers. If you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation.

Electronic Access to Proxy Materials and Annual Reports

This Proxy Statement and the Company’s 2006 Annual Report to Shareholders are available on the Company’s website at http://www.surw.com/ir/financials/annual_reports.php. Please note that the information on the website is not incorporated by reference in this Proxy Statement.

ELECTION OF DIRECTORS

The following persons are nominees for Director to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and shall qualify. The nominees constitute the current members of the Board of Directors, all of whom were elected at the last Annual Meeting of Shareholders of the Company. The information below is provided as of March 1, 2007.

Shares represented by the proxy will be voted and the proxies will vote for the election of all the nominees to the Board of Directors, except to the extent that authority to vote for particular nominees has been withheld. If any person is unable or unwilling to serve as a nominee for the office of Director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. Management has no reason to believe that any of the nominees will be unable to serve if elected a Director.

Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees:

		Principal Occupation and Business Experience	Director
Name	Age	for Past Five Years	Since

Kirk C. Doyle	53	Chairman of the Board of Directors of the Company (since 2003); Secretary of the Company (from 2002 to 2003); Realtor (since 1982), Kirk Doyle Realty, Roseville, California.	2000
Steven C. Oldham	56	President and Chief Executive Officer of the Company (since January 1, 2006); Senior Advisor (from 2002 to 2005), The Brattle Group, San Francisco, California; Senior Vice President — Energy Services (from 2001 to 2002), Senior Vice President — Strategic Planning (from 1999 to 2001), Vice President — Treasurer (from 1994 to 1999), Sierra Pacific Resources, Reno, Nevada.	2004
John R. Roberts III	55	Executive Director (since 1999), The Natomas Basin Conservancy, Sacramento, California.	1993
Timothy D. Taron	56	Partner (since 1981), Hefner, Stark & Marois, LLP (Attorneys-at-Law), Sacramento, California.	2000
Guy R. Gibson	54	Partner (since 1981), Gibson & Gibson, Inc. (Attorneys-at-Law), Roseville, California.	2003
Roger J. Valine	58	Recently retired as Chief Executive Officer (from February 1, 2006 to July 1, 2006) and President and Chief Executive Officer (from 1992 to 2006), Vision Service Plan, Sacramento, California. Mr. Valine also serves as a director of DaVita Inc.	2004
Robert D. Kittredge	60	Partner, Retired (service from 1969 to 2004), PricewaterhouseCoopers (Managing Partner of Sacramento, California office from 1989 to 2004).	2005

Information Regarding Directors’ Meetings and Committees

The Board of Directors conducts its business through meetings of the Board and the following committees: Audit, Compensation, and Nominating and Governance. The committees report regularly on their activities and actions to the full Board. Each of the committees has the authority to engage outside experts, advisors and counsel to the extent considered appropriate to assist the committee in its work. Each of the committees had adopted and operates under a written charter. The charters can be found on the Company’s website at www.surewest.com (also accessible at www.surw.com) in the investor relations section. Printed copies of the charters are available without charge by directing a written request to Investor Relations, SureWest Communications, P. O. Box 969, Roseville, California 95661.

During 2006, the Board of Directors held twelve meetings. Each Director attended at least 75 percent of the Board meetings and meetings of the committees of which he is a member. Executive sessions of independent directors are held at least four times each year. The sessions are scheduled and chaired by the Chairman of the Nominating and Governance Committee.

Audit Committee

The Company has an Audit Committee composed of Messrs. Kittredge, Roberts and Valine, each of whom meets the independence and financial literacy rules requirements as defined by the Nasdaq listing standards and as imposed by the Securities and Exchange Commission. Mr. Kittredge, who currently serves as Chairman of the Audit Committee, has been determined by the Board of Directors to be qualified as an independent “audit committee financial expert” under the rules adopted by the SEC pursuant to requirements of the Sarbanes-Oxley Act.

The Audit Committee is responsible for oversight of the Company’s financial accounting and reporting process, system of internal controls, audit process, and process for monitoring compliance with laws and regulations. The principal functions of the Audit Committee are to (i) appoint and engage the independent registered public accounting firm, (ii) review the scope of the audit and the audit procedure and non-audit services to be utilized and related fees, (iii) review with the independent registered public accounting firm and internal auditors the effectiveness of accounting and financial controls, and the adequacy of internal controls over financial reporting (iv) discuss with the independent registered public accounting firm the results of their audit and review the Company’s financial statements to be presented to shareholders to determine that the independent registered public accounting firm is satisfied with the disclosure and content of the financial statements, and (v) review independent registered public accounting firm independence issues and the adequacy of the Audit Committee Charter. The Audit Committee also is responsible for the preparation of the Audit Committee Report included in the Proxy Statement in accordance with the rules and regulations of the Securities and Exchange Commission. A copy of the Audit Committee Charter is available on the Company’s website at http://www.surw.com/ir/corpgov/acc.php. The Audit Committee met eight times during 2006, and met in executive session at one of the meetings.

Compensation Committee

The Company has a Compensation Committee composed of Messrs. Roberts, Taron and Gibson, each of whom meets the independence requirements as defined by the Nasdaq listing standards. Mr. Roberts is the Chairman. A copy of the Compensation Committee Charter is available on the Company’s website at http://www.surw.com/ir/corpgov/ccc.php. The Compensation Committee met six times during 2006, and met in executive session at four of the meetings.

The Compensation Committee is responsible for the development of compensation strategy for the named executive officers identified in the Summary Compensation Table below, review of the performance of each named executive officer, review of each element of compensation for the named executive officers, including review and approval of adjustments to base salary, review and approval of the criteria for granting of performance bonuses to the named executive officers, determination of the amount of each performance bonus payable to each named executive officer (in accordance with the applicable plan), and determination of the type and amount of any long-term incentive award to be granted to a named executive officer. The Compensation Committee also is responsible for the preparation of the Compensation Committee Report included in the Proxy Statement in accordance with the rules and regulations of the Securities and Exchange Commission.

To assist in its efforts, the Compensation Committee engaged Hewitt Associates directly as its compensation advisor for the most recently completed fiscal year. In 2006, Hewitt Associates assisted the Committee in identifying the appropriate parameters used to determine the peer group, supplemented the peer group compensation data (base salary, annual and long-term incentives) developed by Company personnel, provided information on the differences between restricted stock and restricted stock units, and provided information on non-employee director compensation.

In fulfilling its responsibilities, the Compensation Committee reviews recommendations made by the President and Chief Executive Officer for base salary increases for all of the named executive officers other than himself, recommendations by the President and Chief Executive Officer and Senior Vice President and Chief Operating Officer for the measures and related goals to be used in determining annual performance bonuses for a fiscal year, and recommendations by the President and Chief Executive Officer for proposed long-term incentive awards to the named executive officers other than for himself. The Compensation Committee reviews relevant data and these recommendations and makes all final decisions regarding compensation for the Company’s named executive officers.

Nominating and Governance Committee

The Company has a Nominating and Governance Committee composed of Messrs. Taron, Gibson and Valine, each of whom meets the independence requirements as defined by the Nasdaq listing standards. Mr. Taron is the Chairman. The purpose of the Nominating Committee is to (i) develop policies relating to the size and composition of the Board of Directors, (ii) review and make recommendations regarding succession planning for senior management positions, (iii) recommend a slate of nominees to the Board of Directors, and (iv) review and make periodic recommendations concerning the Company’s corporate governance policies. The Nominating and Governance Committee will consider recommendations for nominees for directorship submitted by shareholders as described below. A copy of the Nominating and Governance Committee Charter is available on the Company’s website at http://www.surw.com/ir/corpgov/ngcc.php. The Nominating and Governance Committee met five times during 2006.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance, and has adopted Corporate Governance Guidelines which are available at www.surewest.com in the investor relations section of the website. The Guidelines relate to various governance matters including Board composition, independence, Board meetings, shareholder communications, Board committees, Board evaluation and succession planning and continuing education. The Board of Directors is committed to periodically reviewing the Guidelines and considering requirements imposed by the Sarbanes-Oxley Act, related SEC rules and regulations and the Nasdaq listing standards.

Director Attendance at Annual Meetings

The Company schedules a Board meeting in conjunction with its annual meeting and expects that its Directors will attend, absent a valid reason, such as a schedule conflict. Last year, all of the Directors attended the annual meeting.

Contacting the Board of Directors

Any shareholder who desires to contact the Board of Directors may do so electronically by sending an email to the following address: surewestboard@surewest.com. Alternatively, a shareholder can contact the Board by writing to: Board of Directors, SureWest Communications, P.O. Box 969, Roseville, California 95661. Communications received electronically or in writing are distributed to the members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, then they will be forwarded by the Secretary to the Chairman of the Audit Committee for review.

Director Nomination Process

All Board members are elected annually by the Company’s shareholders, except for Board action to fill vacancies. The Nominating and Governance Committee is responsible for recommending to the Board director candidates for nomination and election. Nominees for the Board should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board’s policy is to encourage selection of directors who will contribute to the Company’s overall corporate goals: responsibility to its shareholders, technology leadership, effective execution, high customer satisfaction and superior employee working environment.

The Nominating and Governance Committee may from time to time review the appropriate skills and characteristics required of Board members, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, financial reporting and other areas expected to contribute to an effective Board. In evaluating potential candidates for the Board, the Nominating and Governance Committee considers these factors in the light of the specific needs of the Board at that time, in the context of Board composition and Company circumstances. The Nominating and Governance Committee will consider candidates recommended by shareholders applying the criteria described above, provided that the recommending shareholder submits in writing the candidate’s name and qualifications for service as a Board member, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the shareholder’s ownership of Company stock. Written communications should be sent to the Nominating and Governance Committee, c/o Corporate Secretary, SureWest Communications, P.O. Box 969, Roseville, California 95661.

Director Independence

The Company’s common stock is listed on the Nasdaq Global Market. Nasdaq requires that a majority of directors be “independent directors” as defined in the Nasdaq corporate governance and listing rules. Generally, a director does not qualify as an independent director if the director (or in some instances, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that five of the Company’s seven current Directors have no other direct or indirect relationships with the Company that would impair their independence and therefore are independent directors on the basis of Nasdaq corporate governance standards and an analysis of all facts specific to each Director. Any arrangements or transactions that were considered are discussed in detail in the section entitled “Certain Relationships and Related Transactions.”

Based on these standards, the Board determined that each of the following non-employee Directors is independent and has no material relationship with the Company, except as a Director and shareholder:

Guy R. Gibson
Robert D. Kittredge
John R. Roberts III
Timothy D. Taron
Roger J. Valine

In addition, based on such standards, the Board affirmatively determined that Kirk C. Doyle, as the Chairman, and Steven C. Oldham, as the President and Chief Executive Officer, are not independent because they are employees of the Company.

Code of Conduct

The Company has adopted a Code of Ethics and Business Conduct, which is designed to help Directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Ethics and Business Conduct applies to all Directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code of Ethics and Business Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. A copy of the Code of Ethics and Business Conduct is available at the Company’s corporate governance website located at http://www.surw.com/ir/corpgov/CodeofEthicsBusinessConduct.php. The Company may post amendments to or waivers of the provisions of the Code of Ethics and Business Conduct, if any, made with respect to any of our Directors and executive officers on that website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this document.

Related Party Transactions Policies and Procedures

Transactions between the Company or its affiliates and related persons (including Directors and executive officers of the Company, or members of their immediate family) are approved by the Audit Committee of the Board of Directors, in accordance with the Company’s “Related Party Transaction Policies and Procedures” adopted by the Board of Directors of the Company. Under the policies and procedures, the Audit Committee (or its Chairman, under some circumstances) reviews the relevant facts of a “Related Party” transaction, and in determining whether to approve or ratify the transaction, take into account all factors it deems appropriate including the extent of the Related Party’s interest in the transaction, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party, under the same or similar circumstances, and whether the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders.

No Director may participate in any discussion or approval of a transaction for which he or she or his or her immediate family member is the Related Party, except to provide all material information concerning the transaction to the Audit Committee.

If a subject transaction is ongoing, the Audit Committee may establish guidelines for Company management to follow in its ongoing dealings with the Related Party. Thereafter, the Audit Committee, at least annually, will review and assess the ongoing relationship with the Related Party to assure compliance with Company guidelines and that the transaction remains appropriate.

Under the policies and procedures, a Related Party transaction is generally a transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) in which (i) the aggregate amount involved will or may be expected to exceed $25,000 in any calendar year, (ii) the Company is a participant, and (iii) any Related Party has or will have a direct or indirect interest. A “Related Party” is generally (i) any person who is, or was since the beginning of the Company’s last fiscal year, an executive officer, director or nominee for election as a director, (ii) a greater than 5% beneficial owner of Company Common Stock, (iii) an immediate family member of any of the foregoing persons, or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest.

Corporate Governance Documents

The Company’s website address is www.surewest.com, and the following corporate governance documents are posted on the website (also accessible at www.surw.com):

Audit Committee Charter
Compensation Committee Charter
Nominating and Governance Committee Charter
Corporate Governance Guidelines
Code of Ethics and Business Conduct
Related Party Transactions Policies and Procedures

The documents above are also available in print upon request. Please direct your request for a copy of any document to Investor Relations, SureWest Communications, P.O. Box 969, Roseville, California 95661. None of the information contained on the website is incorporated by reference in, or considered to be a part of, this document.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of Common Stock for any person or group of persons, the Company knows of, as of December 31, 2006, that beneficially owned more than 5% of Company Common Stock. The information below is based upon public filings made with the Securities and Exchange Commission. These filings contain information as of December 31, 2006, and may not reflect current holdings of the Company’s Common Stock.

	Amount and Nature of		Percent
Name and Address of Beneficial Owner	Beneficial Ownership		of Class

Vanguard Fiduciary Trust Company	769,370	(1)	5.3%
500 Admiral Nelson Boulevard
Malvern, PA 19355
Dimensional Fund Advisors LP	1,071,392	(2)	7.4%
1299 Ocean Avenue
Santa Monica, CA 90401

(1)	Shares held in trust for the benefit of participants in the SureWest KSOP, for which Vanguard Fiduciary Trust Company is a trustee. All of the shares of Common Stock had been allocated to plan participants. The plan trustee votes shares allocated to participant accounts as directed by participants, and shares investment power in accordance with the terms of the plan.

(2)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) on February 9, 2007. The Schedule 13G/A provides that Dimensional has sole voting and investment power with respect to the shares of Common Stock. These securities are owned by investment companies, trusts and accounts (collectively “Funds”) for which Dimensional serves as investment adviser or manager. Dimensional disclaims beneficial ownership of the Common Stock owned by the Funds.

The following table contains information as of February 1, 2007 with respect to the beneficial ownership of Common Stock by (i) each Director and nominee for Director of the Company, (ii) each of the current executive officers of the Company named in the Summary Compensation Table, and (iii) all Directors and executive officers of the Company as a group (including the named individuals). Unless otherwise noted, the persons as to whom the information is given had sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares of Common Stock shown as beneficially owned.

BENEFICIAL OWNERSHIP TABLE

	Shares of Common
	Stock Beneficially
Name	Owned(1)(2)(3)	Percent

Fred A. Arcuri	61,541	*
Scott K. Barber	24,826	*
Bill M. DeMuth	61,345	*
Kirk C. Doyle(4)	136,852	*
Guy R. Gibson(5)	38,780	*
Philip A. Grybas	13,185	*
Robert D. Kittredge	5,146	*
Steven C. Oldham	20,796	*
John R. Roberts III	23,591	*
Timothy D. Taron(6)	19,742	*
Roger J. Valine	7,587	*
All Directors and Executive Officers as a group (17 persons including the named individuals above)	492,078	3.4%

*	Less than 1.0%

(1)	For the following individuals, the number of shares listed includes interests in shares held in the SureWest KSOP: Mr. Arcuri — 3,422 shares; Mr. Barber — 1,707 shares; Mr. DeMuth — 10,712 shares; Mr. Doyle — 2,374 shares; Mr. Grybas — 216 shares; and all executive officers as a group — 27,768 shares.

(2)	Includes shares which the individuals shown have the right to acquire as of February 1, 2007, or within 60 days thereafter, pursuant to outstanding stock options as follows: Mr. Arcuri (and his spouse) — 39,500 shares; Mr. Barber — 12,000 shares; Mr. DeMuth — 33,500 shares; Mr. Doyle — 10,000 shares; Mr. Roberts — 11,250 shares; Mr. Taron — 10,000 shares; and all directors and executive officers as a group — 151,750 shares.

(3)	Includes beneficial ownership of the following number of shares of Common Stock underlying restricted stock units (vested and unvested), as follows: Mr. Arcuri — 4,801 shares; Mr. Barber — 2,296 shares; Mr. DeMuth — 4,801 shares; Mr. Gibson — 2,756 shares; Mr. Kittredge — 3,145 shares; Mr. Oldham — 13,795 shares; Mr. Roberts — 2,756 shares; Mr. Taron — 3,541 shares; Mr. Valine — 4,846 shares; and all directors and executive officers as a group — 49,509 shares.

(4)	Includes 20,496 shares held by Kirk C. Doyle as custodian for his children.

(5)	Includes 29,373 shares for which Mr. Gibson shares voting and investment power with his mother.

(6)	Includes 750 shares held in the Taron Family Irrevocable Trust and 4,200 shares held by Mr. Taron’s retirement plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and executive officers, and persons who own more than ten percent of the Common Stock of the Company to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by the SEC’s regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied, except that a Form 4 was not timely filed by Dan Bessey, the Company’s Controller, relating to the grant of a restricted stock award, and a Form 4 was not timely filed by Philip A. Grybas, the Company’s Senior Vice President and Chief Financial Officer, with respect to a net sale transaction relating to the vesting of a restricted stock award, but such transactions were subsequently reported on Form 4.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Objectives of our Compensation Program

The Company’s named executive officer compensation program is designed to achieve the following objectives:

•	Provide the Company with an overall compensation program that makes the Company an attractive employer to senior management, in terms of both recruiting for open positions as well as retaining those individuals who are in current positions;

•	Provide meaningful incentives to develop and implement appropriate business strategies that are focused on increasing the value of the Company through targeted and actual annual and long-term incentives;

•	target total cash compensation (actual base salary and target annual incentive opportunity) to be within an appropriate range of the 50th percentile of relevant market;

•	target long-term incentive award opportunities within an appropriate range of the 50th percentile of relevant market data; and

•	target total direct compensation (actual base salary and target annual and long-term incentive opportunities) within an appropriate range of the 50th percentile of the relevant market;

•	Combine actual base salary with actual performance bonuses and long-term incentive grants to provide competitive pay that is consistent with achieving goals that promote the increase of shareholder value.

Named Executive Officers

Name	Title

Steven C. Oldham	President and Chief Executive Officer
Fred A. Arcuri	Senior Vice President and Chief Operating Officer
Philip A. Grybas	Senior Vice President and Chief Financial Officer
Bill M. DeMuth	Senior Vice President and Chief Technology Officer
Scott K. Barber	Vice President, Network Operations

Use of Benchmarking in Reviewing Competitive Environment

The Committee reviews market data on base salary, base salary and annual incentive compensation, annual and long term compensation, and total direct compensation (base salary, actual annual incentive compensation and actual long term compensation), developed from published compensation surveys and an analysis of compensation data contained in the proxy statements for industry peer companies selected on the basis of industry (telecommunications), revenue, net income and market value. Specifically, for 2006 the industry peer group revenue ranged from $0.1 to $1.4 billion and the market capitalization ranged from $0.1 to $5.2 billion. Below is the list of companies used as the peer group for 2006:

• Alamosa Holdings, Inc.
• Alaska Communications Systems Group, Inc.
• Commonwealth Telephone Enterprises, Inc.
• Covad Communications Group, Inc.
• CT Communications, Inc.
• D&E Communications, Inc.
• Dobson Communications Corporation

• Fairpoint Communications, Inc.
• HickoryTech Corporation
• Iowa Telecommunications Services Inc.
• DeltaCom, Inc.
• Knology, Inc.
• Net2Phone, Inc.
• Nextel Partners, Inc.
• North Pittsburgh Systems, Inc.
• Richardson Electronics, Ltd.
• Shenandoah Telecommunications Company • Talk America Holdings, Inc. • Time Warner Telecom Inc. • UbiquiTel Inc. • US Lec Corporation • Valor Communications Group, Inc.

The survey data in general reflects data developed from telecommunications survey respondents with revenue within an appropriate range of the Company’s revenue for the applicable year, and when considered applicable to the relevant SureWest position, from all industry survey respondents within an appropriate range of the Company’s revenue.

Base Salary

As noted above, base salary is a key element of the overall compensation program for named executive officers. The Committee reviews base salary levels for the named executive officers on an annual basis. The Committee considers the competitive environment to be a key consideration in establishing base salaries on an annual basis, given the Company’s position within the industry and the talent (and company-specific knowledge) that the Company’s competitors seek to obtain. To assess the competitive environment in the industry, the Committee reviews benchmark data (described above) for positions comparable to the Company’s named executive officer positions. In addition to taking into account the competitive data, the Committee considers the performance of each named executive officer as an individual in achieving any pre-established goals for the relevant period under review as well as the individual’s overall contribution to attaining the Company goals that have been established for the same period. The Committee also considers the relationship of base salary of the President and Chief Executive Officer to the other named executive officers. The Committee generally seeks to establish the base salary of the President and Chief Executive Officer to be in the range of 1.25 — 2.00 of the named executive officers (depending on the specific position), but also takes into consideration the competitive environment and the individual’s contributions as described above.

In addition to market data, individual performance, and internal equity, the Committee also takes into consideration the recommendations for any base salary adjustments to the named executive officers provided by the President and Chief Executive Officer. (The President and Chief Executive Officer does not provide recommendations on any adjustment to his base salary; rather, the Committee takes into account the information above in executive session as it pertains to that position.)

In reviewing the competitive market data, the individual’s contributions and the internal equity of the base salaries currently in place, the Committee determined that the following base salary adjustments were appropriate:

Base Salary
Named Executive Officer	Adjustment for 2006

Steven C. Oldham	0%*
Fred A. Arcuri	24%**
Philip A. Grybas	14%
Bill M. DeMuth	14%
Scott K. Barber	16%

*	The Committee determined that any adjustment to base salary for Mr. Oldham would be effective in 2007, given that the base salary for 2006 had been established in late 2005.

**	The responsibilities of the Chief Operating Officer (COO) increased to include all affiliates of the Company in January 2006, resulting in the increase in base salary reflected.

In particular, the Committee notes that these adjustments are consistent with the targeted total cash compensation and with the targeted internal equity between the base salary for the President and Chief Executive Officer and the other named executive officers.

2006 Performance Bonus

Threshold, Target and Maximum Amounts.  As noted above, the Company’s compensation program seeks to achieve a target annual performance bonus that, when combined with actual base salary, is at the median of total cash compensation (base salary and target annual performance bonus) for comparable organizations.

The Committee also established a threshold potential payout for each of the named executive officers to provide a minimal payment for achieving performance goals that while short of target, would reflect achievement of goals that nevertheless warranted some level of recognition. The Committee established a maximum potential payout to reflect goal achievement that the Committee determined should provide significant increase in the value of the Company to its shareholders. See below under “Summary Compensation Table” and “Grants of Plan-Based Awards — 2000 Equity Incentive Plan” for further information on the performance bonus program. The target annual incentives for each of the named executive officers are set forth below:

	Threshold
Named Executive	Performance	Target	Maximum
Officer	Bonus	Performance Bonus	Performance Bonus

Steven C. Oldham	$75,000	$150,000	$225,000
Fred A. Arcuri	$50,000	$100,000	$150,000
Philip A. Grybas	$37,500	$75,000	$112,500
Bill M. DeMuth	$37,500	$75,000	$112,500
Scott K. Barber	$30,000	$60,000	$90,000

2006 Performance Measures.  The President and Chief Executive Officer and the Senior Vice President and Chief Operating Officer presented the Committee with a number of potential performance measures for 2006. After reviewing these potential measures, the Committee selected performance measures for the 2006 performance bonus plan that the Committee believed would focus the named executive officers on achieving Company-level goals that would result in increasing the value of the Company to its shareholders.

In addition, the Committee determined to assign different weighting to the different measures to signify, within the universe of the selected performance measures, which measures the Committee considered to be of critical importance relative to others. The specific performance measures and the weighting assigned to each are set forth below:

Assigned
Performance Measure	Weighting

Financial Measurements (Revenue Growth, EBITDA Margin, Net Income)	50%
Operational Measurements (Churn Management, Reliability and Expense)	20%
Strategic Measurements (Overall Customer Satisfaction, Total Shareholder Return)	30%

Total	100%

The Committee reviewed with senior management the annual and five-year business forecast for the Company, and had several discussions among its members and senior management on the ability of the Company to achieve the goals contained within the forecasts for the performance measures selected for the 2006 performance bonus. The Committee determined that these goals were appropriate stretch goals for 2006 and therefore were appropriate as targets for the 2006 performance bonus. Once the target was developed, the Committee established threshold and maximum goals that would be consistent with the potential payouts at these levels.

The performance goals established were based on threshold and maximum measures of revenue growth, EBITDA margin, net income, customer churn, service reliability, expense management, overall customer satisfaction and total shareholder return. Revenue growth and net income are based on audited results of the Company’s financial statements. EBITDA margin is “Operating EBITDA” as a percent of revenue. Operating EBITDA is net income (or loss), excluding amounts for income taxes, depreciation and amortization and all other non-operating income and expenses. Churn management is the number of disconnects divided by the average number of subscribers for the relevant period, for each of the identified services. Reliability, expense, overall customer satisfaction, and total shareholder return are determined as described above.

All or Nothing Trigger to Receive Any 2006 Performance Bonus.  The Committee determined that the net income threshold must be achieved for any named executive officer to receive any performance bonus, regardless of the level of achievement with respect to the other performance goals. In using the threshold net income goal in this manner, the Committee decided that for 2006, the Company needed to demonstrate to its shareholders a level of net income commensurate with FY2005 net income results for the named executive officers to receive any performance bonus.

No Payouts for 2006.  Because net income for the year was $6.4M, and the threshold goal for net income for the 2006 performance bonus was $8.0M, no 2006 performance payout was made to any named executive officer. While the Committee retains discretion to adjust any potential performance bonus, the Committee determined that no change would be made based on the results from the 2006 performance measures (and in particular, as a result of failing to achieve the threshold net income goal). This decision and the corresponding lack of a performance bonus for 2006 did not affect any other decision regarding compensation for 2006 for the named executive officers.

For 2007, the Committee established new thresholds and maximum performance levels, along with new weighting for the various components listed above: adjusted revenue and EBITDA growth (60%); customer growth and satisfaction (20%); and the Officer’s individual contribution to the accomplishment of specified strategic objectives (20%).

2006 Long-Term Incentives

2006 Grants.  As noted above, long-term incentives are a key element of the named executive officer compensation program. In particular, the use of long-term incentives is designed to provide an award for achieving shareholder value increase over a period of time that extends beyond the past 12-month period. The service required to receive the value of any long-term incentive award provides the Company with a retention component to this particular element of the overall program.

The Committee several years ago selected restricted stock grants and restricted stock unit awards as the types of long-term incentive awards that were to be used in the compensation program for named executive officers. The Committee selected these types of awards because the Committee believed (and continues to believe) that these awards function best to align the rewards engendered with their use with increasing the value of the Company for its shareholders and is more consistent with prevailing market practices in the industry. In most cases, the restricted stock units awards are structured to defer compensation until the earlier of the end of the 4-year annual or monthly vesting schedule of the award or the officer’s employment termination (other than retirement). In the case of certain restricted stock units granted to the Chief Executive Officer, any compensation under the restricted stock unit awards is deferred until termination of employment. This deferral feature has, in part, been implemented because the Company does not currently have a nonqualified deferred compensation plan that covers the named executive officers.

The President and Chief Executive Officer provides the Committee with proposed long-term incentive awards to the named executive officers other than himself. The Committee reviews these recommendations, and determines the level of award for any particular named executive officer based on a review of these recommendations and market data on long-term incentives, all within the context of the target long-term incentive objective described above. In particular, if otherwise appropriate, the Committee seeks to provide a grant date value for each named executive officer that is within an appropriate range of the 50th percentile of relevant market data.

On December 7, 2006, and based on the results of the review described above, the Committee awarded the grant date value for the restricted stock awards to the named executive officers as set forth in the Grants of Plan-Based Awards Table, below. The number of shares subject to each award is based on the closing price of a share of stock on the grant date. Each of these awards is subject to an annual vesting schedule which provides that 25% of the number of shares granted will be treated as no longer forfeitable by the named executive officer beginning on the first anniversary of the grant date and each anniversary thereafter. See the Grants of Plan-Based Awards table below for further information on these awards and the plan.

The awards made in 2006 to the named executive officers did not affect any other decision regarding compensation for 2006 for the named executive officers.

Timing of Equity Compensation.  Any restricted stock and restricted stock unit awards to current named executive officers are typically made annually in December of each year. For purposes of determining the number of shares or units subject to an award, the closing price of a share of common stock of the Company on the date that all members of the Committee fully execute at a meeting or by “Unanimous Written Consent” memorializing the grant date value and the vesting schedule of the long-term incentive award for the identified named executive officers is the value used.

Retirement Benefits

The named executive officers participate in the same retirement programs as the Company’s other employees; no arrangements specific to these named executive officers are currently made available to them. The Company’s defined benefit pension plan that covers eligible U.S. employees is described below under Pension Benefits. The Company also sponsors a 401(k) retirement savings program for eligible U.S. employees.

Perquisites and Other Personal Benefits

During 2006, all of our named executive officers received life insurance coverage above $50,000 paid by the Company; an automobile allowance; and for the President and Chief Executive Officer, reimbursement for club dues and related expenses for business entertainment. The Committee believes that each of these is an appropriate benefit to be provided to key senior management members consistent with their value to the Company and the requirements of their particular positions, and contributes to the Company’s ability to provide a competitive compensation program.

Employment, Severance and Change in Control Agreements

The Company entered into an employment agreement with the President and Chief Executive Officer, and had previously entered into change in control agreements with the other named executive officers. In considering the possible elements in the President and Chief Executive Officer’s agreement (and in particular, the severance provisions), the Committee was provided data from the search firm retained by the Company in reviewing potential candidates for the president and chief executive officer position. The Committee determined that severance provisions would be market competitive and consistent with the expectations of any of the candidates; the specific provisions contained in the President and Chief Executive Officer’s agreement are based on negotiations with the President and Chief Executive Officer and which the Committee considered appropriate for the Company to provide. Details of these severance provisions are addressed in the “Separation” discussion below.

The Company provides the other named executive officers with benefits related to certain terminations of employment in connection with change in control, either as a result of involuntary separation from employment initiated by the Company or as a result of the named executive officer determining that he has “good reason” to terminate due to changed circumstances in his employment relationship with the Company. The Committee considers these agreements to provide the named executive officers with the ability to make appropriate, informed decisions on strategy and direction of the Company that may adversely impact their particular positions, but nevertheless are appropriate for the Company and its shareholders. The agreements also allow the Company to retain these officers and provide continuity of management in the event of an actual or threatened change in control of the Company. The Committee notes that these agreements are double-triggered, meaning that compensation is payable only (1) after a change in control actually takes place and (2) if a named executive officer’s position is effectively terminated because of the change in control. Details of these provisions are addressed in the “Change in Control” discussion below.

Tax Deductibility of Compensation

The Committee is made aware of the potential tax implications and accounting ramifications of the potential performance awards and the potential long-term incentive awards for the named executive officers. In particular, the Committee reviews the accounting implications under Statement of Financial Accounting Standards No. 123 (revised 2004) — Share-Based Payment, of potential long-term incentive awards prior to making any award.

Compensation Committee Report

The Compensation Committee of the Board of Directors of SureWest Communications (the “Committee”) has reviewed and discussed the Compensation Discussion and Analysis with management and based on this review and discussion with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in SureWest Communications’ Proxy Statement and Form 10-K.

Compensation Committee,

John R. Roberts III
Guy R. Gibson
Timothy D. Taron

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Compensation Paid to Executive Officers

The following table sets forth information for the year ended December 31, 2006 concerning the compensation for services in all capacities to the Company and its subsidiaries of the principal executive officer and principal financial officer, as well as the other three most highly compensated executive officers. These individuals are referred to throughout this Proxy Statement as the “Named Executive Officers”.

SUMMARY COMPENSATION TABLE

					Change in
					Pension
					Value and
					Nonqualified
					Deferred
				Stock	Compensation	All Other
		Salary	Bonus	Awards	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Steven C. Oldham	2006	350,000	—	15,684	20,383	117,443	503,510
President and Chief Executive Officer
Philip A. Grybas	2006	242,500	—	97,400	26,299	23,788	389,987
Senior Vice President and Chief Financial Officer
Fred A. Arcuri	2006	227,500	—	116,322	219,544	27,337	590,703
Senior Vice President and Chief Operating Officer
Bill M. DeMuth	2006	197,500	—	115,162	145,056	26,899	484,617
Senior Vice President and Chief Technology Officer
Scott K. Barber	2006	180,000	—	78,313	48,176	21,982	328,471
Vice President, Network Operations

(1)	The 2006 salary for Steven C. Oldham was established pursuant to his Employment Agreement dated December 15, 2005. The initial salaries in 2006 for each of the other Named Executive Officers was determined on December 8, 2005. In June 2006, the Compensation Committee increased the salary of each of the other Named Executive Officers effective July 1, 2006. The initial and increased annual salaries during 2006 were as follows:

Philip A. Grybas	$235,000	$250,000
Fred A. Arcuri	$220,000	$235,000
Bill M. DeMuth	$190,000	$205,000
Scott K. Barber	$175,000	$185,000

(2)	As described in Compensation Discussion and Analysis, no bonuses were paid to the Named Executive Officers relating to 2006 performance.

(3)	Represents the proportionate amount of the total fair value of stock awards recognized by the Company as an expense in 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair value of these awards and the amounts expensed in 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised) 2004 Share-Based Payment (FAS 123R). The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards table below, as well as awards in 2003 through 2005 for which the Company continued to recognize expense in 2006. The assumptions used in determining the grant date fair value of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

(4)	Amounts shown are solely an estimate of the increases in actuarial present value of the Named Executive Officer’s age 65 accrued benefits under the Company’s Pension Plan for 2006. Assumptions are further described under the Pension Benefits table below.

(5)	See All Other Compensation chart below for amounts, which include gross-up amounts, perquisites, dividend payments and equivalents, and Company match on employee contributions to the SureWest KSOP, the Company’s 401(k) plan.

						SureWest
	Gross-Up				Dividend	KSOP
	Life Insurance	Relocation	Automobile	Business	Payments and	Company
	Premiums(a)	Expenses(b)	Allowance(c)	Reimbursement(d)	Equivalents(e)	Match

Steven C. Oldham	$1,690	$100,000	$5,563	$5,400	$4,790	$—
Philip A. Grybas	1,410	—	5,869		7,329	9,180
Fred A. Arcuri	585	—	4,904		8,648	13,200
Bill M. DeMuth	1,120	—	4,625		8,519	12,635
Scott K. Barber	340	—	4,927		5,548	11,167

(a)	Consists of gross-up payments to officers and other employees for tax liability incurred in connection with imputed premiums relating to life insurance coverage in excess of $50,000.

(b)	Steven C. Oldham received a $100,000 relocation payment in January 2006 as negotiated in his Employment Agreement dated December 15, 2005.

(c)	Reflects the imputed value of the personal use of an automobile for which each officer receives a $600 per month allowance. The amounts reflect the portion of the $7,200 annual allowance that is attributed to personal use of the automobile. The difference between $7,200 and the reported amount is the attributed amount for business use of the automobile.

(d)	Steven C. Oldham receives a $450 per month allowance to defray club and related dues and expenses associated with business entertainment.

(e)	Cash dividends and divided equivalents paid during 2006 on restricted shares and unvested restricted stock units.

Employment Agreement with Steven C. Oldham

The Company entered into an employment agreement with Steven C. Oldham as of December 15, 2005, the terms of which are set forth below (none of the other Named Executive Officers have an employment agreement).

Position	President and Chief Executive Officer.

Term of Agreement	At-will employment. Employment may be terminated by Mr. Oldham or the Company. The agreement will end on December 31, 2008.

Board of Directors	Mr. Oldham will be nominated as a member of the Board during each year of his employment. Following his termination, he will be deemed to have resigned from the Board.

Salary	Minimum $350,000 base salary.

Bonus	Beginning with the 2006 fiscal year, the target annual bonus will be $150,000.

Long-Term Incentive	For the 2006 fiscal year, and each additional year of the term of the Agreement, Mr. Oldham will receive a long-term incentive restricted unit grant or grants with a value of $300,000, vesting at the rate of 25% per year from the time of the award.

Benefits	Mr. Oldham is eligible to participate in the Company’s employee benefit plans, policies and arrangements applicable to all executive officers.

Perquisites	Mr. Oldham is eligible for Company perquisites on at least the same level as other executive officers.

Time-Off	Mr. Oldham will receive paid time off in accordance with Company policy for all executive officers.

Relocation Benefits	Mr. Oldham received in 2006 a non-refundable relocation allowance of $100,000.

Severance	If Mr. Oldham is terminated without cause, he shall receive one year of base salary plus a prorated portion of his target annual incentive for the fiscal year in which the termination occurs.

Indemnification	Mr. Oldham shall be provided indemnification to the maximum extent permissible by the Company’s Bylaws and Articles of Incorporation, including, if applicable, directors and officers insurance policies, and on terms no less favorable than to any other Company executive officer or director.

Arbitration	All disputes arising out of Mr. Oldham’s employment, including the termination thereof, or his compensation or benefits shall be resolved through binding arbitration.

Grants of Plan-Based Awards Table

The following table sets forth information concerning grants of awards pursuant to a plan made to the Named Executive Officers during the year ended December 31, 2006. While permitted by its plans, the Company’s grants in 2006 did not provide for payments based upon achievement of threshold, target and maximum goals.

GRANTS OF PLAN-BASED AWARDS

		All Other Stock
		Awards: Number	Grant Date Fair
		of Shares of	Value of Stock and
		Stock or Units	Option Awards
Name	Grant Date	(#)(1)	($)(2)

Steven C. Oldham	12/7/2006	11,962	300,007

Philip A. Grybas	12/7/2006	4,985	125,024

Fred A. Arcuri	12/7/2006	4,985	125,024

Bill M. DeMuth	12/7/2006	4,985	125,204

Scott K. Barber	12/7/2006	3,988	100,019

(1)	The amounts shown reflect restricted stock grants made to each of the Named Executive Officers on December 7, 2006 under the Company’s 2000 Equity Incentive Plan and constitute the long term compensation component of compensation described in Compensation Discussion and Analysis. The grants to Steven C. Oldham, in accordance with his Employment Agreement, consisted of restricted stock units, the vested portions of which are convertible into Company common stock upon the cessation of Mr. Oldham’s service as an employee. The grants to the other Named Executive Officers consisted of restricted stock awards. The shares or units vest at a rate of 25% per year on each anniversary date of the grant, provided that the Named Executive

Officer remains an employee of the Company. Cash dividends or dividend equivalents are paid on unvested shares of Company common stock or unvested units. The grants are subject to accelerated vesting upon the death or disability of the recipient, or if there is a change in control of the Company.

(2)	This column shows the grant date FAS 123R value for the restricted stock or unit awards. The per share FAS 123R value was $25.08. The assumptions used in determining the grant date fair value of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

2000 Equity Incentive Plan

The Board of Directors adopted the 2000 Equity Incentive Plan (“2000 Plan”) in January 2000, and it was approved by the shareholders in May 2000. The purpose of the 2000 Plan includes attracting, motivating and retaining key personnel and promoting our success by linking the interests of employees, directors and consultants to shareholder interests through increased share ownership. The 2000 Plan seeks to achieve this purpose by providing for awards in the form of restricted shares, stock units, performance shares, options (which may constitute incentive stock options or non-statutory stock options) and stock appreciation rights.

Share Reserve

The Company initially reserved a total of 800,000 shares of our common stock for issuance pursuant to the 2000 Plan. In 2002, the 2000 Plan was amended to increase the shares reserved for issuance to 950,000 shares until December 31, 2002, and thereafter provides for annual additions equal to the lesser of (i) 1% of the total issued and outstanding shares as of each January  1, or (ii) the amount calculated using that formula as of May 1, 2002. As of December 31, 2006, options to purchase 383,714 shares of common stock were outstanding, and 125,457 shares associated with unvested restricted stock or restricted unit awards were outstanding, leaving 903,823 shares available for future grant under the 2000 Plan. No stock options have been granted since 2003.

Administration

The Compensation Committee of the Board of Directors administers the equity compensation plans, including our 2000 Plan. As contemplated under the 2000 Plan, the Compensation Committee consists of two or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, so that awards intended to qualify as “performance based compensation,” satisfy Internal Revenue Service requirements. The Compensation Committee selects the recipients of awards under the 2000 Plan, determines the type, number, vesting requirements and other features and conditions of the awards, interprets the 2000 Plan, and makes all other decisions relating to the operation of the 2000 Plan.

Amendment or Termination

The Board of Directors may, at any time and for any reason, amend or terminate the 2000 Plan. The termination of the 2000 Plan, or any amendment, does not affect any award previously granted.

Stock Options

Each grant of an option under the 2000 Plan is subject to agreement between the recipient and the Company. The agreement specifies the number of shares subject to option and also specifies the exercise price. The exercise price under an incentive stock option must be at least be equal to the fair market value of Company common stock on the date of grant. The exercise price under a non-qualified stock option must not be less than 85% of the fair market value of a share on the date of grant. Each agreement specifies the date or event when all or any installment of the option is exercisable. The agreement also specifies the term of the option; however the term of an incentive stock option may be not exceed ten years from the date of grant. The agreement may also provide for accelerated exercisability in the event of the recipient’s death, disability or retirement or other events and may provide for expiration prior to its term if the recipient’s service is terminated.

Stock Appreciation Rights

The 2000 Plan permits the grant of stock appreciation rights to be evidenced by an agreement between the recipient and the Company. Any agreement would specify the number of shares to which the stock appreciation right pertains and the exercise price. Each agreement would specify the date when all or any installment of the stock appreciation right is to become exercisable. The agreement may also provide for accelerated exercisability in the event of the recipient’s death, disability or retirement or other events and may provide for expiration prior to the end of its term if the recipient’s service is terminated.

Restricted Stock Awards

Restricted stock may be granted under the 2000 Plan. Restricted stock awards are shares of Company common stock that vest in accordance with the terms and conditions established by the Compensation Committee. The Committee determines the number of shares of restricted stock granted to any recipient and imposes whatever conditions to vesting it determines to be appropriate. Shares of restricted stock that do not vest are subject to forfeiture. The agreement may also provide for accelerated exercisability in the event of the recipient’s death, disability or retirement or other events and may provide for expiration prior to the end of its term if the recipient’s service is terminated.

Restricted Stock Units

Restricted stock units may be granted under the 2000 Plan. The Compensation Committee determines the terms and conditions of restricted stock unit awards including the vesting criteria and the form and timing of payment. Settlement of vested stock units may be made in cash or in shares of Company common stock, or in some combination. The agreement may also provide for accelerated exercisability in the event of the recipient’s death, disability or retirement or other events and may provide for expiration prior to the end of its term if the recipient’s service is terminated.

Performance Shares

Performance shares may be granted under the 2000 Plan. Performance shares are awards that will result in a payment to a participant only if performance goals established by the Compensation Committee are achieved or the awards otherwise vest. The Compensation Committee must establish appropriate performance goals, designate a period for the measurement of the extent to which performance goals are attained, and assign a performance percentage to each level of attainment of performance goals during the performance period. Payment for performance shares may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the Compensation Committee.

Protection Against Dilution

The number and kind of awards available under the 2000 Plan and any outstanding awards under the 2000 Plan, as well as the exercise price of outstanding options, will be subject to adjustment by the Compensation Committee if there is a corporate event causing a capital adjustment affecting the number of outstanding shares of Company common stock.

If the Company is party to a merger or other reorganization, outstanding awards under the 2000 Plan shall be subject to the agreement of merger or reorganization, which must provide for either the continuation of the outstanding awards, the assumption of the outstanding awards by a surviving corporation, the substitution by the surviving corporation of its own awards for the outstanding awards, full exercisability or vesting of the outstanding awards, or settlement of the full value of the outstanding awards in cash or cash equivalents.

Change in Control Transactions

The 2000 Plan permits the Compensation Committee to determine, in connection with the grant of awards under the 2000 Plan, for the acceleration of grants or the immediate vesting of various awards under our 2000 Plan in the event of a change in control of the Company.

1999 Restricted Stock Bonus Plan

The Board of Directors adopted the 1999 Restricted Stock Bonus Plan (“1999 Plan”) in March 1999, and it was approved by shareholders in June 1999. The purpose of the 1999 Plan is to further the growth, success and interests of the Company and its shareholders by enabling employees who receive an Incentive Bonus to acquire shares of Company common stock.

Share Reserve

The Company reserved a total of 200,000 shares of our common stock for issuance pursuant to the 1999 Plan. As of December 31, 2006, 33,893 shares had been issued under the 1999 Plan, all of which have vested, leaving 166,107 shares available for future grant under the 1999 Plan. No grants have been made under the 1999 Plan since 2003.

Administration

The Compensation Committee of the Board of Directors administers the equity compensation plans, including the 1999 Plan. As contemplated under the 1999 Plan, the Compensation Committee consists of at least three directors, each of whom is a “disinterested person” within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, or any successor to the rule. The Compensation Committee has the exclusive right to determine the number of Shares awarded to each participant under the 1999 Plan, determine the price or prices at which shares shall be awarded and all other conditions of an award, to prescribe the form of any agreements, to interpret the 1999 Plan and to make all other decisions relating to the operation of the 1999 Plan.

Amendment or Termination

The Board of Directors may, at any time or for any reason, amend or terminate the 1999 Plan. The termination of the 1999 Plan, or any amendment does not affect any award previously granted.

Eligible Employee and Participation

Any officer and key employee of the Company (and its subsidiaries) is eligible to participate in the 1999 Plan if he or she has been awarded an Incentive Bonus, which means an award to an officer made either under an incentive compensation program as adopted and operated by the Company or in accordance with the terms and conditions set forth in a separate agreement between the Company and a participant. The incentive compensation program in each agreement should contain the individual corporate and performance goals, restrictions, terms and conditions as the Compensation Committee requires.

Restricted Shares

The number of restricted shares that will be awarded to a participant under the 1999 Plan is determined by dividing a participant’s incentive bonus by the adjusted purchase price of one share of our stock. The adjusted purchase price is determined by calculating the average closing price of one share for the ten trading day period ending on last day of the month preceding the date of the determination of the amount of the incentive bonus. The restricted shares acquired by a participant are held subject to restrictions, including a two year vesting period, subject to acceleration if there is a change in control of the Company, the 1999 Plan is terminated, or the retirement of the participant assuming attainment of age 55.

Protection Against Dilution

If the number of outstanding shares of Company common stock is changed by reason of share splits or combinations, recapitalizations or reorganizations, or share dividends, the number of shares which may be issued under the 1999 Plan may be appropriately adjusted as determined by the Compensation Committee to reflect the changes.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the Named Executive Officers as of the fiscal year ended December 31, 2006, including the value of the stock awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards			Stock Awards
	Number of
	Securities			Number of	Market Value
	Underlying			Shares or	of Shares or
	Unexercised	Option	Option	Units of Stock	Units of Stock
	Options (#)	Exercise	Expiration	That Have	That Have
Name	Exercisable(1)	Price ($)	Date	Not Vested (#)(2)	Not Vested ($)(3)

Steven C. Oldham	—	—	—	13,562	373,497
Philip A. Grybas	—	—	—	10,413	286,774
Fred A. Arcuri				11,246	309,715
	10,000	37.63	12/11/2012
	10,000	50.50	12/13/2011
	4,500	40.00	12/5/2010
	15,000	39.25	6/28/2010
Bill M. DeMuth				11,182	307,952
	8,000	37.63	12/11/2012
	6,000	50.50	12/13/2011
	4,500	40.00	12/5/2010
	6,000	39.75	9/27/2010
	9,000	39.25	6/28/2010
Scott K. Barber				8,035	221,284
	1,500	37.63	12/11/2012
	1,500	50.50	12/13/2011
	9,000	39.25	6/28/2010

(1)	The vesting date of each option is listed in the table below by expiration date:

Expiration Date	Vesting Date

12/11/2012	12/11/2005
12/13/2011	12/13/2004
12/5/2010	6/28/2004
9/27/2010	9/27/2004
6/28/2010	6/28/2004

(2)	The vesting dates of the restricted shares and restricted stock units for each of the Named Executive Officers are as described below. Mr. Oldham’s figure consists of two grants, one of which was made to him as a Director of the Company, prior to his service as an officer. The vested units attributable to the Director’s grant are convertible into shares of Company common stock upon his cessation of service as a Director of the Company. The vested units attributable to his grant as an employee are convertible into shares of Company common stock upon his cessation of service as an employee of the Company. The restricted stock units granted to Messrs. Arcuri, DeMuth and Barber are convertible into shares of Company common stock upon the earlier to occur of cessation of service as an employee (other than by retirement) or February 23, 2009. Unless there is a reference to units, the grants consist of restricted stock awards.

Steven C. Oldham
1,600	(a)	25% of the units on each June 14 of 2007 through 2010
11,962		25% of the units on each December 7 of 2007 through 2010

13,562
(a) Represents the unvested restricted stock granted to Steven C. Oldham as a member of the Board of Directors in 2004, prior to his service as an officer.

Philip A. Grybas
2,200		50% on each October 4 of 2007 and 2008
3,228		33 1/3% on each December 8 of 2007 through 2009
4,985		25% on each December 7 of 2007 through 2010

10,413

Fred A. Arcuri
641		Vest on December 10, 2007
2,392		92 units on the 23rd day of each month through February 23, 2009
3,228		33 1/3% on each December 8 of 2007 through 2009
4,985		25% on each December 7 of 2007 through 2010

11,246

Bill M. DeMuth
577		Vest on December 10, 2007
2,392		92 units on the 23rd day of each month through February 23, 2009
3,228		33 1/3% on each December 8 of 2007 through 2009
4,985		25% on each December 7 of 2007 through 2010

11,182

Scott K. Barber
320		Vest on December 10, 2007
1,144		44 units on the 23rd day of each month through February 23, 2009
2,583		33 1/3% on each December 8 of 2007 through 2009
3,988		25% on each December 7 of 2007 through 2010

8,035

(3)	Reflects the value calculated based on the closing price of the Company’s common stock on December 29, 2006 (the last business day of 2006) of $27.54 per share.

Option Exercises and Stock Vested

The following table sets forth certain information regarding stock awards vested during 2006 for the Named Executive Officers (no options were exercised in 2006).

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares
	Acquired on	Realized on	Acquired on	Value Realized
Name	Exercise (#)	Exercise ($)	Vesting (#)	on Vesting ($)(1)

Steven C. Oldham	—	—	588	11,809
Philip A. Grybas	—	—	2,176	49,321
Fred A. Arcuri	—	—	3,586	87,520
Bill M. DeMuth	—	—	3,522	85,928
Scott K. Barber	—	—	1,776	42,571

(1)	Amounts reflect the market value of the Company’s Common Stock on the date the restricted stock or units vested. The vested units or shares relate to grants made between 2003 and 2005.

Pension Benefits

The following table discloses the years of credited service of, present single sum value of the accrued benefits for, and payments during the last fiscal year to each of the Named Executive Officers under our Pension Plan, which is described in more detail below:

PENSION BENEFITS

		Number of Years of	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)(1)(2)	($)

Steven C. Oldham	Pension Plan	1.0	20,393	—
Philip A. Grybas	Pension Plan	2.2	50,979	—
Fred A. Arcuri	Pension Plan	29.2	1,338,358	—
Bill M. DeMuth(3)	Pension Plan	30.6	1,390,094	—
Scott K. Barber	Pension Plan	12.5	225,917	—

(1)	The actuarial present value was determined in accordance with the assumptions outlined in the notes to the Company’s consolidated financial statements included in our Annual Report filed on Form 10-K, filed with the SEC, including:

 — Discount rate used to value pension liability equaling 6%; and

 — Mortality Table equals RP2000 for white collar workers. Benefit commencement at age first eligible for unreduced benefits defined by the Pension Plan to be the earlier of normal retirement age (age 65) or the age when the sum of the participant’s age and years of credited service equals 85.

(2)	As described below, all benefits under the Pension Plan are being frozen as of March 31, 2007, so that a participant’s (including the Named Executive Officers’) years of credited service and final average compensation used to determine benefits will be frozen for purposes of calculating the benefit amount.

(3)	Mr. DeMuth was eligible for early retirement at December 31, 2006.

Pension Plan and SERP

The Company has a qualified defined benefit pension plan in which certain employees have been eligible to participate substantially concurrently with the beginning of employment (“Pension Plan”), as well as a supplemental non-qualified and unfunded supplemental executive retirement plan (“SERP”). The SERP provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with the Company. The only remaining participants in the SERP are now retired from the Company, and none of the Named Executive Officers participate in the SERP.

Benefits under the plans are a function of a participant’s years of service with the Company and the employee’s average annual compensation (salary and bonus) during the period of the highest five consecutive years in the last ten years of credited service. The monthly retirement benefit payable under the plans will be adjusted on the basis of actuarial equivalents for a joint and survivor benefit and for optional forms of benefit, such as the early retirement benefit. Benefits become fully vested at age 65 or on the completion of 5 years of service, whichever first occurs, and are not subject to any deduction for Social Security or other offset amounts. The benefits are not payable as a lump sum if the present value of the accrued benefit exceeds $50,000; they are generally paid as a monthly annuity for the life of the retiree (or his or her survivor). Benefit calculations are specifically based upon “points,” with an employee’s points equaling the sum of his or her age plus years of service. Employees who retire (i) at age 65, or (ii) with 85 or more points receive an unreduced benefit. Employees who reach age 55 and who have 5 years of service may elect early retirement with benefits reduced by 3% per point under 85 points, or 3% per year of age under age 65, whichever is less, with a maximum reduction of 30%.

Effective January 1, 2004, the Company modified the Pension Plan to reduce the benefits payable to participants who began employment on or after January 1, 2004. More significantly, in February 2007 the Company announced a freeze of all benefits under the Pension Plan as of April 1, 2007, so that a participant’s years of credited service and final average compensation used to determine the benefit under the Pension Plan were frozen for purposes of calculating the benefit amount. Participants will continue to receive credit for their age and years of service for vesting purposes and determining benefit payment amounts under full retirement or early retirement options. The freezing of benefits under the Pension Plan will not deprive any participant or beneficiary of any vested accrued benefits under the plans. Steven C. Oldham and Philip A. Grybas do not have five years of service with the Company, and will not be fully vested until the completion of five years of service. The other Named Executive Officers are fully vested under the Pension Plan. Bill M. DeMuth is currently eligible for full retirement benefits under the Pension Plan.

SureWest KSOP

The Company also maintains a retirement plan available to all employees known as the SureWest KSOP, which consists of both an Employee Stock Ownership Plan (ESOP) and a cash or deferred feature under section 401(k) of the Internal Revenue Code. Employees may elect to contribute a portion of their salary to the SureWest KSOP, and the Company makes matching contributions up to 6% of the participant’s base salary. Participants can choose among multiple investment alternatives, including one fund which invests primarily in Company Common Stock. The Summary Compensation Table above provides information about matching Company contributions in 2006 for the benefit of the Named Executive Officers.

Potential Payment on Termination or Change in Control

The section below described the payments that may be made to the Named Executive Officers upon employment termination, including without limitation resignation, severance, retirement or a constructive termination, or a change in control of the Company or the responsibilities of the Named Executive Officer.

Separation

The Company provides separation pay and benefits to all of its employees whose employment is terminated by the Company. The minimum severance level is generally two weeks of basic pay; however, the Named Executive Officers would be entitled to four weeks of base pay, together with one additional week per year of credited service (to a maximum of 20 weeks of base pay). In addition, upon a separation, the Company provides up to three months of health and medical coverage (or a shorter period if the employee secures health and medical benefits from another source). A separated employee is also entitled to the benefits available to all employees under the

Company’s Pension Plan taking into consideration the employee’s age and years of credited service. To be eligible for the base salary payments and health and medical benefits, the separating employee needs to execute a general release of claims against the Company, as well as non-disparagement, cooperation and other similar agreements.

In addition to the payments and benefits described above, the Compensation Committee of the Board of Directors may authorize additional payments or consideration when it separates a Named Executive Officer. Although not obligated to do so, the Compensation Committee in the past has authorized additional amounts, including under circumstances in connection with the negotiation of a definitive termination agreement.

The table below estimates the amounts payable in accordance with the guidelines described above (taking into consideration the years of credited service for each Named Executive Officer), and the cost of three month’s coverage for health and medical coverage, as if the individuals were separated on December 29, 2006 (the last business day of 2006).

Severance Program Payments and Benefit Estimates

		Health and
Name	Severance Pay ($)	Medical Benefits ($)

Steven C. Oldham	33,654	5,365
Philip A. Grybas	28,846	5,221
Fred A. Arcuri	90,385	2,616
Bill M. DeMuth	78,846	2,559
Scott K. Barber	56,923	3,596

Individual Employment Agreements

The Company has an employment agreement with Steven C. Oldham, the President and Chief Executive Officer. The Company does not have employment agreements with any of the other Named Executive Officers. The provisions relating to certain payments upon termination of the Oldham employment agreement are described below.

Oldham Employment Agreement

The Company and Steven C. Oldham are parties to an Employment Agreement entered into as of December 15, 2005, with its term ending December 31, 2008. The employment agreement provides that the employment constitutes “at-will” employment, so that the relationship may be terminated at any time by either party, with or without cause. However, Mr. Oldham is entitled to severance benefits depending upon the circumstances of the termination of employment.

If Oldham’s employment is terminated by the Company without “Cause”, then, subject to certain non-disparagement obligations, Oldham is eligible to receive a lump sum payable within thirty (30) days after termination, in an amount equal to (i) one (1) times his base salary, plus (ii) the target annual incentive (or if no target has been established, the incentive amount earned for the prior fiscal year) for the fiscal year in which the termination occurs prorated by multiplying such incentive by a fraction, the numerator of which is the number of days in the fiscal year which Oldham served as an employee, and the denominator of which is 365. “Cause” is defined under the employment agreement as consisting of (i) Oldham’s criminal conduct constituting a felony offense, (ii) alcohol or drug abuse which impairs Oldham’s performance of his duties hereunder, or (iii) gross insubordination. In addition, if (i) Oldham’s duties and responsibilities as Chief Executive Officer of the Company are substantially reduced without his consent, (ii) Oldham is not reelected to the Board during the employment term or, at the election of the Board of Directors, Oldham ceases to serve as President and Chief Executive Officer, or (iii) the Company is in material breach of any of its obligations under the employment agreement, then Oldham will be deemed to have been terminated without Cause. If Oldham’s employment with the Company were terminated without Cause as of December 29, 2006 (the last business day of 2006), he would have been entitled to payments consisting of $350,000 (one (1) times his base salary) and $150,000 (the target annual incentive for 2006).

If Oldham’s employment terminates by reason of death or disability, then (i) Oldham’s outstanding equity awards will terminate in accordance with the terms and conditions of the applicable award agreement(s); and (ii) Oldham or his estate, legatees or distributees, as applicable, are entitled to receive his base salary following such termination for a period of up to the lesser of six (6) months and the remaining term of this Agreement (subject to reduction in the event of a disability by the amounts payable under disability benefit plans of the Company during the same period). For purposes of the employment agreement, “Disability” means Oldham’s absence from his responsibilities with the Company on a full-time basis for 180 calendar days in any consecutive twelve (12) months period as a result of Oldham’s mental or physical illness or injury permitting Oldham to receive long-term disability benefits. If Oldham were disabled as of December 29, 2006 (the last business day of 2006), or had died on that date, he or his estate would have been entitled to receive $175,000 over the six-month period beginning January 1, 2007 (representing six months of his base salary, but subject to reduction in the event of a disability by the amounts of payments under Company disability benefit plans).

Change in Control

The Company has entered into change in control agreements with certain employees, including each of the Named Executive Officers. Mr. Oldham’s agreement is in effect during his employment by the Company. The other agreements are in effect until December 31, 2007, and automatically extend for one-year terms unless the Company provides a notice of termination by November 30 of this year or each extended term. A “change in control of the Company” generally means (i) the acquisition by a third party of 20% or more of the Company’s common stock, (ii) a merger or consolidation of the Company in which the Company does not survive as an independent public company, or (iii) a partial or complete liquidation of the business for which the executive’s services are performed. For payments to be owed to an executive officer, there must be a change in control of the Company and a “constructive termination” of the executive’s employment (meaning generally a decrease in compensation, a reduction in job responsibility or a geographical relocation). If there is a change in control of the Company, and a subsequent constructive termination, the executive is entitled to a severance benefit payable in a lump sum equal to two times (three times for Mr. Oldham) the sum of (i) full annual base salary on the date of the constructive termination, and (ii) the greater of the executive’s target bonus or most recent annual bonus paid to the executive, but in the case of Mr. Oldham subtracting any amounts payable to him under his employment agreement payable as a result of a termination and benefits received in the period prior to the separation. In addition, the executives are entitled to the continuation of insurance and medical benefits for the executive and his family for two years (three years for Mr. Oldham). The change in control agreements also provide for a gross-up of applicable excise tax imposed under Section 4999 of the Internal Revenue Code.

Each of the agreements between the Company and the Named Executive Officers provides that restricted shares or units vest in installments, subject to acceleration if the Company is subject to a change in control as described above.

The table below was prepared as though a change in control occurred and the Named Executive Officers’ employment was terminated on December 29, 2006 (the last business day of 2006) using the closing share price of Company common stock as of that date (both as required by SEC regulations).

	Cash	Accelerated	Continuation of
	Severance	Vesting of	Health and	Excise Tax	Total
	Payment	Equity Awards	Medical Benefits	Gross-Up	Benefits
Name	($)	($)	($)	($)	($)

Steven C. Oldham	1,500,000	373,497	64,380	691,119	2,628,996
Philip A. Grybas	650,000	286,774	41,768	—	978,542
Fred A. Arcuri	650,000	309,742	20,931	—	980,673
Bill M. DeMuth	560,000	307,952	20,470	—	888,422
Scott K. Barber	490,000	221,284	28,764	226,130	966,178

Death or Disability

The equity grant agreements with each of the Named Executive Officers provides for the accelerated vesting of the underlying equity awards upon their death or disability. The table below shows the value of the accelerated vesting as if the Named Executive Officers died or were disabled as of December  29, 2006 (the last business day of 2006), using the closing share price as of that date. None of the Named Executive Officers are entitled to any additional benefits from the Company upon death or disability, except Mr. Oldham as described under his Employment Agreement above.

Accelerated
Vesting of
Equity Awards
Name	($)

Steven C. Oldham	373,497
Philip A. Grybas	286,774
Fred A. Arcuri	309,715
Bill M. DeMuth	307,952
Scott K. Barber	221,284

Director Compensation

The following table sets forth the compensation received by Kirk C. Doyle, the Chairman of the Board of Directors, and by each of the Company’s non-employee Directors. Steven C. Oldham, the President and Chief Executive Officer of the Company, is a member of the Board of Directors and receives no additional compensation for serving on the Board. His compensation is described in the Summary Compensation Table above.

DIRECTOR COMPENSATION

			Change in
			Pension
			Value and
			Nonqualified
	Fees Earned		Deferred
	or Paid		Compensation	All Other
	in Cash	Stock Awards	Earnings	Compensation	Total
Name	($)	($)(1)	($)(2)	($)(3)	($)

Kirk C. Doyle	—	525	10,735	100,577	111,837
Guy R. Gibson	32,500	33,577	—	1,200	67,277
Robert D. Kittredge(4)	40,833	53,968	—	1,929	96,730
John R. Roberts III(4)	43,667	23,065	—	625	67,357
Timothy D. Taron	38,000	43,788	—	625	82,413
Roger J. Valine	34,000	57,540	—	1,215	92,755

(1)	Represents the proportionate amount of the total for value of stock awards recognized by the Company as an expense in 2006 for financial accounting purposes. The fair values of these awards and the amounts expressed in 2006 were expensed in accordance with FAS 123R. The awards for which an expense is shown in this table include an award of 1,000 restricted stock units granted to each non-employee director on May 9, 2006. The grant date fair value of the 1,000 restricted stock units granted to each non-employee director on May 9, 2006 was $22.54. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in the Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

The aggregate number of restricted stock awards, unvested restricted stock units and unexercised stock options held by each Director above as of December  29, 2006 (the last business day of 2006) was as follows.

	Number of	Number of
	Restricted Stock	Restricted Stock	Number of
Director	Awards	Units	Options

Kirk C. Doyle	—	—	10,000
Guy R. Gibson	1,200	—	—
Robert D. Kittredge	—	1,500	—
John R. Roberts III	—	—	11,250
Timothy D. Taron	—	—	10,000
Roger J. Valine	—	1,000	—

(2)	Amounts shown are solely an estimate of the increases in actuarial present value of Kirk C. Doyle’s age 65 accrued benefits under the Company’s Pension Plan for 2006. Assumptions are further described under the Pension Benefits table above.

(3)	See All Other Compensation chart below for amounts, which includes salary, gross-up amounts, dividend payments and equivalents, and Company match on employee contributions to the SureWest KSOP, the Company’s 401(k) plan.

		Gross-Up
		Life Insurance	Dividend Payments and	SureWest KSOP
	Salary ($)	Premiums ($)(a)	Equivalents ($)(b)	Company Match($)

Kirk C. Doyle	94,016	295	625	5,641
Guy R. Gibson	—	—	1,200	—
Robert D. Kittredge	—	—	1,929	—
John R. Roberts III	—	—	625	—
Timothy D. Taron	—	—	625	—
Roger J. Valine	—	—	2,115	—

(a)	Consists of gross-up payments for tax liability incurred in connection with imputed premiums relating to life insurance coverage in excess of $50,000.

(b)	Cash dividends and dividend equivalents paid during 2006 on restricted shares and unvested restricted stock units.

(4)	John R. Roberts III served as Chairman of the Audit Committee in January and February 2006, with Robert D. Kittredge serving as Chairman thereafter. The Chairman’s $10,000 annual retainer for 2006 was prorated among Messrs. Roberts and Kittredge.

Summary of Fees and Grants

All Directors, other than Kirk C. Doyle and Steven C. Oldham, were compensated by a fee of $1,250 per month and $1,000 for each Board meeting they attended in 2006 ($500 if participation was by telephone). Directors also received $500 for each Committee meeting they attended ($1,000 if the meeting was on a day different than a Directors’ meeting, but $500 if participation was by telephone). Beginning in January 2007, the Board meeting fee was increased to $1,250 ($625 if participation is by telephone), and Committee meeting fee was increased to $625 ($1,250 if the meeting is on a day different than a Directors’ meeting, but $625 if participation is by telephone). Committee Chairmen also receive a fee of $5,000 annually, with the exception of the Audit Committee Chairman, for whom the annual retainer is $10,000. Mr. Doyle received compensation as Chairman in the amount of $7,835 per month during 2006. Mr. Oldham’s compensation is discussed above in the Summary Compensation Table.

The non-employee Directors of the Company are entitled to participate in the SureWest Communications 2000 Equity Incentive Plan (the “2000 Plan”). Pursuant to the 2000 Plan, prior to 2004 options to purchase 1,250 shares of Common Stock were automatically granted to each non-employee Director upon the conclusion of each regular annual meeting of the Company’s shareholders. The Board of Directors in 2004 amended the 2000 Plan by eliminating the automatic option grant. Non-employee Directors are also eligible to receive other grants under the

2000 Plan. The Company in 2006 provided the continuing Board members with grants of 1,000 vested stock units, effective on the date of the Annual Meeting of Shareholders. Each vested stock unit is convertible into one share of Company common stock upon the recipient’s cessation of service as a Director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

During 2006, the following individuals served as members of our Compensation Committee: Guy R. Gibson, John R. Roberts III and Timothy D. Taron. None of these individuals have ever served as an officer or employee of the Company or has relationships with the Company except as described under “Other Transactions” below. The Compensation Committee members have no interlocking relationships requiring disclosure under the rules of the SEC.

Other Transactions

Carol Arcuri, wife of Fred A. Arcuri, Senior Vice President and Chief Operating Officer, has been employed by the Company since 1986, and currently serves as a Payroll Administrator in the Company’s Human Resources Department. Ms. Arcuri received aggregate compensation of $36,513 (including salary, performance awards, and Company matching retirement contributions) for her services with the Company during 2006.

Since January 1, 2005, the Company’s employees have been covered under an eye care benefit plan from Vision Service Plan (VSP), of which Roger J. Valine, a member of the Company’s Board of Directors, formerly served as a director and executive officer. Negotiations regarding the benefit plan were completed before Mr. Valine was elected to the Company’s Board of Directors and without his involvement or knowledge. The Company’s payments to VSP were approximately $11,000 in 2006.

During 2006, the Company has had, and expects to have in the future, telecommunications customer transactions to provide voice, data, video, wireless or similar services (or a combination of the services), in the ordinary course of business, with Directors, executive officers, their immediate family members and their associates, on substantially the same terms as those prevailing at the same time for comparable transactions with unaffiliated customers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors of the Company is responsible for oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. All of the members of the Audit Committee are independent (as defined in the listing standards of the National Association of Securities Dealers and applicable federal regulations). The Audit Committee is governed by a written charter approved by the Board of Directors.

The Company’s management has primary responsibility for preparing the financial statements and establishing the Company’s financial reporting process and internal control over financial reporting. Company management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing a report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibilities include oversight of these processes. As part of its responsibilities, the Audit Committee meets with the Company’s Chief Financial Officer, Controller, and Internal Auditor, and the independent registered public accounting firm with and without management present, to discuss the adequacy and effectiveness of the Company’s internal control and the quality of the financial reporting process.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and considered management’s view that the financial statements present fairly, in all material respects, the financial condition and results of operations of the Company.

2. The Audit Committee has discussed with the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 89 and No. 90, Audit Adjustments and Audit Committee Communications, respectively, and Rule 2-07 of Regulation S-X, Communications with Audit Committees.

3. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and has discussed with the independent registered public accounting firm their independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

5. The Audit Committee has established a policy of requiring its review and approval of all audit services and permitted non-audit services to be performed by the Company’s independent registered public accounting firm. The policy permits the Audit Committee to delegate pre-approval authority to one or more Audit Committee members.

Audit Committee,

Robert D. Kittredge, Chairman
John R. Roberts III
Roger J. Valine

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, engaged by the Company since 1960, has been selected by the Company as its independent registered public accounting firm for the current year. A representative of Ernst & Young LLP is expected to be present at the meeting to be available to respond to appropriate questions and will have the opportunity to make a statement if such representative desires to do so.

The following table sets forth the aggregate fees, including reimbursement of expenses, billed by Ernst & Young LLP to the Company for:

(i) Audit Fees in connection with the audit of the Company’s annual financial statements and internal control over financial reporting; the review of financial statements in the Company’s Quarterly Reports on Form 10-Q; SEC and other regulatory filings; and accounting consultations;

(ii) Audit Related Fees consisted principally of services related to business divestitures and other audit-related professional services;

(iii) Tax Fees for tax compliance and advice; and

(iv) All Other Fees consisted of professional and legal fees related to the Company’s treasury investigation.

	2006	2005

Audit Fees	$2,487,000	$2,740,000
Audit-Related Fees	$424,500	$2,500
Tax Fees	$235,000	$158,000
All Other Fees	$25,000	$190,000

Engagement of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for approving every engagement of the Company’s independent registered public accounting firm to perform audit or non-audit services on behalf of the Company or its subsidiaries before the auditors are engaged to perform such services and all fees for such services described above were approved pursuant to such policy. The Audit Committee may delegate authority to its Chairman or subcommittees of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions made under delegation of authority are presented to the Audit Committee at its next scheduled meeting. None of the engagements of the Company’s independent registered public accounting firm has made use of the de minimus exception to the requirement of pre-approval required by the SEC regulations.

COST OF SOLICITATION

The total cost of preparing, assembling and mailing the proxy statement, the form of proxy, any additional material intended to be furnished to shareholders concurrently with the proxy statement, and any additional material relating to the same meeting or subject matter furnished to shareholders subsequent to the furnishing of the proxy statement, will be borne by the Company. The Company will, upon request, reimburse brokers and other nominees for costs incurred by them in mailing the proxy statement, the form of proxy and any additional material intended to be furnished to shareholders concurrently with the proxy statement to beneficial owners. In addition, officers and regular employees may solicit proxies by telephone or in person.

OTHER MATTERS

As of this date, there are no other matters the management intends to present or has reason to believe others will present to the meeting. If other matters now unknown to the management come before the meeting, those who shall act as proxies will vote in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2008 Annual Meeting must be received by the Company not later than December 1, 2007 to be considered for inclusion in the Company’s Proxy Statement.

By Order of the Board of Directors

KIRK C. DOYLE
Chairman of the Board

Roseville, California,
March 30, 2007.

(Directions Map)

ANNUAL MEETING OF SHAREHOLDERS OF SUREWEST COMMUNICATIONS May 10, 2007 Please date, sign and mail your proxy card in the envelope provided as soon as possible. 2 —— Please detach along perforated line and mail in the envelope provided. —— 20700000000000000000 1 051007 The Board of Directors recommends a vote FOR Item 1 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: 2. OTHER BUSINESS NOMINEES: FOR ALL NOMINEES O Kirk C. Doyle O Steven C. Oldham WITHHOLD AUTHORITY O John R. Roberts III FOR ALL NOMINEES O Timothy D. Taron O Guy R. Gibson FOR ALL EXCEPT O Roger J. Valine (See instructions below) O Robert D. Kittredge INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY SUREWEST COMMUNICATIONS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Kirk C. Doyle, Steven C. Oldham, John R. Roberts III, Timothy D. Taron, Guy R. Gibson, Roger J. Valine and Robert D. Kittredge as proxies, with power to act without the other and with power of substitution, hereby authorizes them to represent and vote, as designated on the other side all shares of stock of SureWest Communications standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held on May 10, 2007 or any adjournment thereof. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF SUREWEST COMMUNICATIONS May 10, 2007 PROXY VOTING INSTRUCTIONS MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible. - OR - TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card COMPANY NUMBER available when you call. - OR — INTERNET - Access “www.voteproxy.com” and ACCOUNT NUMBER follow the on-screen instructions. Have your proxy card available when you access the web page. - OR — IN PERSON — You may vote your shares in person by attending the Annual Meeting. You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date. 2 —— Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. —— 20700000000000000000 1 051007 The Board of Directors recommends a vote FOR Item 1 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: 2. OTHER BUSINESS NOMINEES: FOR ALL NOMINEES O Kirk C. Doyle O Steven C. Oldham WITHHOLD AUTHORITY O John R. Roberts III FOR ALL NOMINEES O Timothy D. Taron O Guy R. Gibson FOR ALL EXCEPT O Roger J. Valine (See instructions below) O Robert D. Kittredge INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF SUREWEST COMMUNICATIONS May 10, 2007 KSOP PROXY VOTING INSTRUCTIONS MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible. - OR — TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card COMPANY NUMBER available when you call. - OR — INTERNET — Access “www.voteproxy.com” and ACCOUNT NUMBER follow the on-screen instructions. Have your proxy card available when you access the web page. - OR — IN PERSON — You may vote your shares in person by attending the Annual Meeting. You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date. 2 —— Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. —— 20700000000000000000 1 051007 The Board of Directors recommends a vote FOR Item 1 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: 2. OTHER BUSINESS NOMINEES: FOR ALL NOMINEES O Kirk C. Doyle O Steven C. Oldham WITHHOLD AUTHORITY O John R. Roberts III FOR ALL NOMINEES O Timothy D. Taron O Guy R. Gibson FOR ALL EXCEPT O Roger J. Valine (See instructions below) O Robert D. Kittredge INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY SUREWEST COMMUNICATIONS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Kirk C. Doyle, Steven C. Oldham, John R. Roberts III, Timothy D. Taron, Guy R. Gibson, Roger J. Valine and Robert D. Kittredge as proxies, with power to act without the other and with power of substitution, hereby authorizes them to represent and vote, as designated on the other side all shares of stock of SureWest Communications standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held on May 10, 2007 or any adjournment thereof. (Continued and to be signed on the reverse side)